UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  June 3, 2010

Community Valley Bancorp

(Exact name of registrant as specified in its charter)

California	0-51678	68-0479553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1360 E. Lassen Avenue, Chico, California	95973
(Address of principal executive offices)	(Zip Code)

(530) 899-2344

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Matters Subject to Shareholder Vote.

On June 3, 2010, the Company held the Annual Shareholder meeting at the 2041 Forest Avenue, Chico, California 95928.  The number of shares of common stock entitled to vote at the Annual Meeting was 6,699,603 and the number of shares of preferred stock entitled to vote at the Annual Meeting was 345,647.  A total of 7,045,250 shares were eligible to vote at the Meeting.  The number of common and preferred shares presented or represented by valid proxy at the Annual Meeting was 5,650,191.

At the Annual Meeting, the company’s stockholders voted to elect the following Board members to terms expiring at the Company’s 2011 Annual Meeting of Stockholders:  M. Robert Ching, John F. Coger, Eugene B. Even, John D. Lanam, Donald W. Leforce, Ellis L. Matthews, Luther W. McLaughlin, Robert L. Morgan, James S. Rickards, and Keith C. Robbins.

In addition to electing the directors, the stockholders ratified the appointment of Perry-Smith, LLP, as the independent registered public accounting firm for the Company for fiscal 2010.  For further information about the proposals presented at the Annual Meeting, see the Proxy Statement, the relevant portions of which are incorporated by reference herein.

The final voting results on these matters follows.

Proposal 1 – Election of Directors

	For	Withhold Authority	Broker Non Votes
M. Robert Ching	3,703,233	62,891	1,483,713
John F. Coger	3,704,560	61,564	1,483,713
Eugene B. Even	3,704,860	61,264	1,483,713
John D. Lanam	3,704,860	61,264	1,483,713
Donald W. Leforce	3,704,660	61,464	1,483,713
Ellis L. Matthews	3,704,860	61,264	1,483,713
Luther W. McLaughlin	3,704,860	61,264	1,483,713
Robert L. Morgan	3,703,160	62,964	1,483,713
James S. Rickards	3,703,737	62,387	1,483,713
Keith C. Robbins	3,691,816	74,308	1,483,713

Proposal 2 – To ratify the appointment of Perry-Smith, LLP, as the independent registered public accounting firm of the Company for fiscal 2010

For	Against	Abstain
5,606,117	28,556	15,518

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Community Valley Bancorp

Date:	June 3, 2010	By:	/s/ John F. Coger
John F. Coger
President
Chief Executive Officer